Exhibit 10.1

THIRD AMENDMENT TO MASTER LOAN AGREEMENT

This THIRD AMENDMENT TO MASTER LOAN AGREEMENT (this “Amendment”) is entered into as of September 10, 2010, by and between HOMELAND ENERGY SOLUTIONS, LLC, an Iowa limited liability company (“Borrower”), and HOME FEDERAL SAVINGS BANK, a federally chartered stock savings bank organized under the laws of the United States (“Lender”).

RECITALS

A.            Borrower and Lender have entered into a Master Loan Agreement dated November 30, 2007, as amended by that certain First Amendment dated August 29, 2008, and as further amended by that certain Second Amendment dated September 28, 2009, and a First Supplement dated November 30, 2007, a Second Supplement dated November 30, 2007, and a Third Supplement dated November 30, 2007 (collectively, the “Loan Agreement”) under which Lender agreed to extend certain financial accommodations to Borrower.

B.            Borrower has requested that amounts being held in the Debt Service Reserve Account be released for prepayment of the Term Loan, and Lender has agreed to such release upon the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the facts set forth in the foregoing Recitals, which the parties agree are true and correct, and in consideration for entering into this Amendment and the related documents to be executed concurrently herewith or pursuant hereto, the parties agree as follows:

AMENDMENT

1.             Amendments to Loan Agreement.  Section 5.01(t) of the Loan Agreement is hereby amended and restated in its entirety, as follows:

(t)            Debt Service Reserve Account.  Upon demand by Lender, Borrower shall be unconditionally obligated to replenish the Debt Service Reserve Account to an amount equal to $10,000,000.00, without presentment, demand, protest, or other formalities of any kind.  Amounts held in the Debt Service Reserve Account shall be disbursed or applied to repayment of the Loans in such order and manner as Lender may elect in its sole discretion.  So long as no Event of Default exists, Lender will release the Debt Service Reserve Account and Borrower’s obligation to replenish said account will terminate when Borrower achieves and maintains Tangible Net Worth of greater than or equal to sixty-five percent (65%) and compliance with all covenants in this Agreement and the Supplements.  Notwithstanding the foregoing, amounts held in the Debt Service Reserve Account may be disbursed or applied to repayment of the Loans prior to the time when Borrower has achieved and maintained Tangible Net Worth of greater than or equal to sixty-five percent (65%) with the prior written consent of Lender, in such order and manner as Lender may elect in its sole discretion; provided that Borrower is in compliance with all covenants in this Agreement and the Supplements.  In the event Lender agrees to allow Borrower to disburse the amount held in the Debt Reserve Account early, Lender shall not demand that Borrower replenish the Debt Service Reserve Account until after Borrower’s Tangible Net Worth is calculated at the next applicable measurement date.  For purposes of this Section 5.01(t) Borrower’s Tangible Net Worth shall be measured quarterly based on Borrower’s quarterly financial statements provided pursuant to Section 5.01(c).

2.             Effect on Loan Agreement.  Except as expressly amended by this Amendment, all of the terms, conditions, covenants and agreements of the Loan Agreement shall be unaffected by this Amendment and shall remain in full force and effect.  Nothing contained in this Amendment shall be deemed to constitute a waiver of any events of default or to affect, modify, or impair any of the rights of Lender as provided in the Loan Agreement.

3.             Conditions Precedent to Effectiveness of this Amendment.  The obligations of the Lender hereunder are subject to the conditions precedent that Lender shall have received the following, in form and substance satisfactory to Lender:

a.             this Amendment duly executed by Borrower and Lender;

b.             $10,000,000.00 from Borrower, by the method provided in Section 2.12 of the Loan Agreement, as and for prepayment of all accrued and unpaid interest on the Term Loan as of the date of this Amendment, with the balance of such amount applied to the outstanding principal balance of the Term Loan.  Upon receipt of such amount, Lender shall release $10,000,000.00 from the Debt Service Reserve Account and apply such amount to the outstanding principal balance of the Term Loan;

c.             all other documents, instruments, or agreements required to be delivered to Agent under the Credit Agreement and not previously delivered to Agent; and

d.             payment for all cost and expenses (including attorney’s fees) of Lender associated with the documentation, execution and delivery of this Amendment.

4.             Representations and Warranties of Borrower.  Borrower hereby agrees, affirms, and acknowledges as follows:

a.             Section 5.01(t) of the Loan Agreement, shall remain in full force and effect, as amended hereby, and all amounts currently held in the Debt Service Reserve Account in excess of the $10,000,000.00 being released pursuant to this Amendment, shall remain in the Debt Service Reserve Account until released in accordance with the terms of the Loan Agreement.

b.             The representations and warranties contained in the Loan Agreement are true and correct as of the date of this Amendment in all material respects, except as otherwise previously disclosed in writing to Lender except to the extent they relate solely to an earlier date.

c.             Borrower has full power and authority to execute, deliver, and perform this Amendment and all documents, instruments and agreements required or contemplated hereby, and when executed and delivered to Lender will constitute the valid, binding and legally enforceable obligations of Borrower in accordance with their respective terms and conditions, except as enforceability may be limited by applicable bankruptcy or insolvency laws.

5.             Counterparts.  It is understood and agreed that this Amendment may be executed in several counterparts, each of which shall be deemed an original, and all of such counterparts, when taken together, shall constitute one and the same agreement.

SIGNATURE PAGE TO

THIRD AMENDMENT TO MASTER LOAN AGREEMENT

BY AND BETWEEN

HOMELAND ENERGY SOLUTIONS, LLC

AND

HOME FEDERAL SAVINGS BANK

DATED: September 10, 2010

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

BORROWER:

HOMELAND ENERGY SOLUTIONS, LLC,

an Iowa limited liability company

/s/ Walter Wendland
By: Walter Wendland
Its: President/CEO

LENDER:

HOME FEDERAL SAVINGS BANK,

a federally chartered stock savings bank

organized under the laws of the United States

/s/ Eric Oftedahl
By: Eric Oftedahl
Its: Vice President